EXHIBIT ????

                      AUDIT COMMITTEE OF BOARD OF DIRECTORS
                      OF INTELLIGENT MOTOR CARS GROUP, INC.

                             AUDIT COMMITTEE CHARTER

1.       PURPOSE
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         1.1 The Audit Committee is appointed by the Board of Directors of the
Company to assist the Board in fulfilling its oversight responsibilities.

         1.2 The Committee's primary audit committee duties and responsibilities are to assist the Board with respect to:

         o The adequacy of the Company's internal controls and financial reporting process and the reliability of the Company's financial reports to the public.

         o The independence and performance of the Company's internal auditors and external independent auditor (the "Independent Auditor").

          o The Company's compliance with legal and regulatory requirements.

         1.3 The Committee shall have the authority, in its discretion, to conduct investigations and retain, at the Company's expense, special legal, accounting or other consultants or experts to advise the Committee.

2.       MEMBERSHIP
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         2.1 The Committee shall be comprised of not less than two members of the Board.

         2.2 All members of the Committee shall meet the independence requirements specified by the Rules of the Securities and Exchange Commission.

         2.3 Each Committee member shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee.

         2.4 At least one member of the Committee shall have accounting or related financial management expertise.

3.       COMMITTEE MEETINGS
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         3.1 The Committee shall hold meetings at least quarterly each fiscal year, and at any additional time as either the Board or Committee deems necessary.

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         3.2 The Committee may request that members of management and/or the
Company's Independent Auditor be present as needed.

         3.3 Minutes of each meeting will be kept and distributed to the entire Board.

         3.4 The presence of a majority of Committee members at any meeting shall constitute a quorum.

4.       GENERAL PRINCIPLES AS TO INDEPENDENT AUDITOR
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         4.1 The Committee adopts the following principles with respect to the
Company's Independent Auditor:

              a. The Committee shall recommend to the Board the appointment of the Independent Auditor, which is ultimately accountable to the Board and the Committee.

              b. The Committee shall evaluate the performance of the Independent Auditor and, if so determined by the Committee, recommend that the Bored replace the Independent Auditor. The evaluation shall include the quality control procedures and the experience and qualifications of senior members of the Independent Auditor.

              c. The Committee shall review and approve the scope of the audit and the audit fees to be paid to the Independent Auditor, as well as any significant variations to the original scope and the associated fees.

              d. If the Company's independent Auditor identifies a significant problem, which is being adequately addressed by management, it should be communicated immediately to the Committee by the Independent Auditor.

     4.2 The Committee shall undertake the following with respect to the Independent Auditor's independence:

              a. Ensure that the Independent Auditor submits annually, a formal written statement including the written disclosures required by Independence Standards Board Standard No. 1 delineating all relationships between the Independent Auditor and the Company, including whether the Independent Auditor recently employed any of the Company's senior finance personnel.

              b. Exercise any disclosed relationship, or services that may impact the objectivity and Independence of the Independent Auditor.

              c. Take appropriate action in response to the Independent Auditor's report to satisfy itself of the Independent Auditor's independence.

              d. Review and approve any services and the fees associated with such services provided by the Independent Auditor.

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5.       PRIMARY RESPONSIBILITIES-AUDIT
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         Audits
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         5.1 The Committee shall review and discuss with management the audited financial statements of the Company and the results of the year-end audit by the Company's Independent Auditor and internal auditing.

         5.2 The Committee shall discuss with the Independent Auditor the matters the Independent Auditor determines are required to be discussed by Statement on Auditing Standards No. 6I.

         5.3 The Committee shall discuss with management and the Independent Auditor alternative accounting methods that may be acceptable under GAAP. In addition, the Committee shall also discuss with management and the Company's Independent Auditor the effect of regulatory and accounting initiatives and any off-balance sheet structures.

         5.4 The Committee shall discuss with management the Company's compliance with applicable legal requirements and the Company's Code of Conduct including disclosures of insider and related party transactions and the Committee shall ask the Independent Auditor to comment on these matters as appropriate.

         5.5 The Committee shall review with management and the Independent Auditor any non-routine correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

         5.6 Based on the review and discussions with management and the Independent Auditor, the Committee will advise the Board of Directors whether it recommends that the audited financial statements be included in the Company's annual report on Form l0-K (or incorporated from the Annual Report to Shareowners).

         5.7 The Committee or the Chairman of the Committee shall discuss with management and the Company's Independent Auditor the matters the Independent Auditor determines are required to be discussed by Statement on Auditing Standards No. 71 regarding the interim quarterly financial statements prior to filing the Form 10-Q with the Securities and Exchange Commission.

         Internal Controls
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         5.8 The Committee shall discuss with management and the Independent
Auditor:

                  a. The adequacy of the Company's internal accounting controls and the financial reporting process.

                  b. The stares of internal control recommendations made by the Independent Auditor and Internal Auditing.

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         5.9 The Committee shall discuss with Internal Auditing the overall scope and plans for their internal audits, including the adequacy of staffing, and coordination of the scope with the Independent Auditor.

         5.10 The Committee shall periodically receive reports from and discuss with the Company's President and outside counsel the adequacy of the policies and practices of the Company related to compliance with key regulatory requirements, conflicts of interest and ethical conduct, including any potential or actual conflicts of interest involving directors or officers of the Company.

         Other
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         5.11 The Committee shall with the Company's Counsel any material government investigations, litigation or legal matters.

         5.12 The Committee shall review the appointment and replacement of the Company's senior internal auditing executive.

Scope of Responsibilities

         6.1 The Committee shall:

                  a. Review and reassess the adequacy of this Charter annually and recommend any proposed changes 1o the Board for approval.

                  b. Prepare the report required by the roles of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

         7.1 The Committee shall obtain assurances from management and the independent auditors that the auditors.

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